Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
NOVATED PROMISSORY NOTE

$24,902,236.00	Broomfield, Colorado
December 31, 2023

WHEREAS, by Promissory Note originally dated December 21, 2021 (the “Original Note”) SYNERGEX GROUP LLC, a Connecticut limited liability company, not in its own capacity but solely as Trustee of the MUNERA FAMILY ESBT under Agreement dated January 1, 2018 (the “Original Borrower”) borrowed the principal sum of Twenty-Four Million Nine Hundred and Two Thousand Two Hundred Thirty Six United States Dollars ($24,902,236.00) with interest accruing thereon;
WHEREAS, as of [the date immediately prior hereto], the amounts outstanding under the Original Note remain equal to Twenty-Four Million Nine Hundred and Two Thousand Two Hundred Thirty Six United States Dollars ($24,902,236.00);

WHEREAS, the Original Borrower has, effective as of December 31, 2023, merged with and into SYNERGEX ARCADIA HOLDINGS LLC, a Wyoming limited liability company (“Synergex”), with the Original Borrower dissolving by operation of law and Synergex surviving and succeeding to all of the assets and liabilities of the Original Borrower, including any and all amounts outstanding under the Original Note; and
Whereas, in light of the foregoing, Synergex desires to reissue this Novated Promissory Note in stead of the Original Note and the Lender, by its assent below, is willing to accept the Novated Promissory Note in substitution of the Original Note which, by its terms, shall be and hereby is cancelled.

Now, Therefore, in consideration of the foregoing, the parties agree as follows:

FOR VALUE RECEIVED, SYNERGEX ARCADIA HOLDINGS LLC, a Wyoming limited liability company (“Borrower”), whose address is ●, promises to pay to the order of DMC Global Inc., a Delaware corporation (“Lender”), at 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021, the principal sum of Twenty-Four Million Nine Hundred Two Thousand] and no/100 dollars ($24,902,236.00), together with interest on the outstanding principal balance as specified below..
1.Principal and Interest.
1.1Interest Rate. The outstanding principal amount of this Promissory Note (this “Note”) shall bear simple interest at the rate of 1.89% percent per annum.
1.2Mandatory Payments.
(a)All accrued but unpaid interest under this Note shall be due and payable annually on each anniversary of the date of this Note.
(b)If at any time all or any portion of Borrower’s limited liability company interests (“LLC Interests”) directly or indirectly held in Arcadia Products, LLC (the “Company”) are purchased by Lender pursuant to Article XII of the Amended and Restated Limited Liability Company Agreement of the Company dated as of even date herewith (as amended, modified or supplemented from time to time, the “LLC Agreement”), an amount equal to the Bridge Loan Allocation (as defined in the LLC

Agreement) for such transaction shall be withheld by the Lender and applied to the principal amount of this Note and all accrued and unpaid interest thereon as provided in the LLC Agreement.
(c)If all or any portion of Borrower’s LLC Interests are sold, directly or indirectly, to a third party in any transaction contemplated by the LLC Agreement, an aggregate amount equal to the proportionate share (based on the ratio of LLC Interest sold versus the LLC Interests held immediately prior to the transaction) of the outstanding principal amount of this Note and all accrued and unpaid interest thereon shall be paid by Borrower to Lender within two (2) days after consummation of the sale transaction.
(d)At such time as the Borrower ceases to own, directly or indirectly, any LLC Interests, any amounts outstanding under this Note which have not yet been repaid pursuant to Sections 1.2(a) or (b) above shall immediately be due and payable.
(e)If not sooner paid, the entire outstanding principal amount of this Note and all accrued and unpaid interest thereon shall be due and payable in full on December 23, 2051.
1.3Voluntary Prepayments. Borrower may, at any time and from time to time, and without penalty, prepay in cash all or a portion of this Note.
1.4Application of Payments. All payments of this Note shall be applied, first, to amounts, if any, payable under Section 8 of this Note and then to principal.
2.Security. The obligations of Borrower under this Note are unsecured.
3.Events of Default.
3.1Definition. For purposes of this Note, an “Event of Default” shall occur if:
(a)any amount payable under this Note is not paid to Lender within ten (10) days of the date on which it is due;
(b)Borrower dissolves or liquidates (which, for the avoidance of doubt, shall not be triggered by a transfer of LLC Interests in compliance with the LLC Agreement and Section 4(b) of this Note); or
(c)Borrower breaches or otherwise fails to perform or observe any covenant or agreement contained in this Note and such breach or failure either cannot be remedied or, if it can be remedied, continues unremedied for a period of thirty (30) days after the earlier of knowledge thereof by, or notice thereof to, Borrower.
3.2Consequences of Events of Default. If an Event of Default occurs:
(a)the entire outstanding principal amount of this Note, plus all accrued and unpaid interest thereon, shall immediately become due and payable, without any demand or other action on the part of Lender;
(b)Lender shall also have all rights set forth in this Note and any other rights that it may have been afforded under any contract or agreement, and any other rights that Lender may have pursuant to applicable law.

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4.Transfer of LLC Interests; Assignment of Note.
(a)Borrower agrees that it may not, during the period in which there is any principal amount outstanding under this Note, directly or indirectly, sell, pledge, or otherwise transfer any of its LLC Interests except as permitted under the LLC Agreement.
(b)In the event of a transfer of LLC Interests permitted by the LLC Agreement under Section 12.2 of the LLC Agreement (Estate Planning Transfers; Transfers Upon
Death”), Borrower agrees that it will take all action necessary to cause the transferee to accept and assume all obligations as a Borrower under this Note. For the avoidance of doubt, any such transfer of LLC Interests permitted under Section 12.2 of the LLC Agreement shall not give rise to the requirement to make mandatory payments to the Lender pursuant to Section 1.2 hereof provided that such transferee agrees to accept and assume all obligations as a Borrower under this Note.
5.Amendment and Waiver. Except as otherwise provided herein, the provisions of this Note may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by him, only if Borrower has obtained the written consent of Lender.
6.Manner of Payment. Except as otherwise provided herein, any payment to be made hereunder shall be made at the direction of Lender by check or draft payable to or upon the order of Lender or by wire transfer of immediately available federal funds to an account designated by Lender. If any payment of principal on this Note shall become due on Saturday, Sunday or a day on which the commercial banks in New York, New York or Denver, Colorado are not open for business, such payment shall be made on the next succeeding business day. Payments of principal shall be delivered to Lender at the address indicated above or to such other address or to the attention of such other person as specified by prior written notice to Borrower.
7.Waiver of Notice. To the extent permitted by law, Borrower hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
8.Attorneys’ Fees and Costs. Borrower shall pay reasonable attorneys’ fees and all other reasonable costs and expenses incurred in the enforcement of this Note, the collection of amounts due hereunder and the exercise of Lender’s rights and remedies under this Note, whether such enforcement, collection or exercise is by court action or otherwise.
9.Governing Law, Waiver, Etc. This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Delaware. No renewal or extension of this Note, no release or surrender of any security for this Note, no release of any person liable hereon, no delay in the enforcement hereof, and no delay or omission in exercising any right or power here under, shall affect the liability of Borrower. No delay or omission by Lender in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power. Each legal holder hereof shall have and may exercise all the rights and powers given to Lender herein.
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IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first written above.

BORROWER

SYNERGEX ARCADIA HOLDINGS LLC, a Wyoming
limited liability company

By: /s/ Gerard Munera
Name: Gerard Munera
Title: One of its Managers

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